Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 15, 2022, is entered into by and among BICYCLE THERAPEUTICS PLC, a public limited company organized under the laws of England and Wales (“Parent”), BICYCLETX LIMITED, a private company limited by shares organized under the laws of England and Wales (“BicycleTx”), BICYCLERD LIMITED, a private company limited by shares organized under the laws of England and Wales (“BicycleRD”), BICYCLE THERAPEUTICS INC., a Delaware corporation (“Bicycle US”) and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan Agreement (hereinafter collectively referred to as “Borrowers” and each, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

Borrowers, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2020, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 10, 2021 (the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Borrowers have requested that the Lenders agree to certain amendments to the Loan Agreement. Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1          Definitions; Interpretation.

(a)           Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)           Rules of Construction. The rules of construction that appear in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2          Amendments to the Loan Agreement.

(a)           Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows:

(i)            Recitals. Recital A is hereby amended and restated as follows: “Borrowers have requested the Lenders make available to Borrowers a loan in an aggregate principal amount of up to Seventy-Five Million and No/100 Dollars ($75,000,000) (the “Term Loan”); and”

(ii)           New Definition. The following definition is added to Section 1.1 in its proper alphabetical order:

“Second Amendment Effective Date” means July, [12], 2022.

(iii)          Amended and Restated Definitions. The following definitions in Section 1.1 are hereby amended and restated as follows:

“Amortization Date” means April 1, 2025.

“Maximum Term Loan Amount” means Seventy-Five Million and No/100 Dollars ($75,000,000).

“Term Loan Advance” means each Tranche 1 Advance, Tranche 3 Advance, and any other Term Loan funds advanced under this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the lesser of (x) the greater of either (i) 8.05% and (ii) the prime rate as reported in The Wall Street Journal plus 4.55% and (y) 9.05%.

“Term Loan Maturity Date” means July 1, 2025; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

(iv)          Deleted Definition. The following definition in Section 1.1 is hereby deleted: “Tranche 2 Commitment”.

(v)           Section 1.2. The following line in the table in Section 1.2

Tranche 2 Advance	2.2(a)(iii)

is hereby replaced with

Tranche 3 Advance	2.2(a)(iv)

(vi)          Section 2.2(a)(iii). Section 2.2(a)(iii) is hereby deleted in its entirety and replaced with “[Reserved]”.

(vii)         Section 2.2(a)(iv). A new Section 2.2(a)(iv) is hereby added as follows: “Subject to the terms and conditions of this Agreement, and conditioned on approval by the Lenders’ investment committee in its sole and unfettered discretion, on or before December 31, 2024, Borrower may request additional Term Loan Advances in an aggregate principal amount up to Forty-Five Million and 00/100 Dollars ($45,000,000), in minimum increments of $10,000,000 (each, a “Tranche 3 Advance”). The aggregate outstanding Term Loan Advances may be up to the Maximum Term Loan Amount.”

(viii)        Section 2.5. The phrase “after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 1.50%” in Section 2.5 is hereby replaced with the phrase “after the first anniversary of the Closing Date but on or prior to December 31, 2023, 1.50%”.

(ix)           Section 2.9. Section 2.9 is hereby amended and restated as follows:

2.9 Treatment of Prepayment Charge and End of Term Charge. Each Loan Party agrees that any Prepayment Charge and any End of Term Charge payable prior to the Term Loan Maturity Date shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date and the Second Amendment Effective Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and each Loan Party giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) each Loan Party shall be estopped from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and the Second Amendment Effective Date and continues to be a material inducement to the Lenders to provide the Term Loans.

(x)           Schedule 1.1. Schedule 1.1 is hereby replaced with Schedule 1.1 attached hereto.

(b)           References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment.

SECTION 3          Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)           Borrowers shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement.

(b)           Agent shall have received:

(i)            this Amendment, executed by Agent, Lenders and Borrowers;

(ii)           certified copy of resolutions of each Borrower’s Board of Directors evidencing approval of this Amendment and other transactions evidenced hereby; and

(iii)          such other documents as Agent may reasonably request.

(c)           On the date hereof, after giving effect to the amendment of the Existing Loan Agreement contemplated hereby, there exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4          Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, that (a) the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) there has not been and there does not exist a Material Adverse Effect; (c) the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct; (d) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrowers to Agent, pursuant to the Loan Documents or otherwise granted to or held by Agent; (e) the agreements and obligations of Borrowers contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; (f) the execution, delivery and performance of this Amendment by Borrowers will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrowers and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues; and (g) no Event of Default has occurred and is continuing.

SECTION 5          Miscellaneous.

(a)           Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)            Except as expressly amended pursuant hereto or referenced herein, the Existing Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)           Each of the Borrowers hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Existing Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Existing Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Existing Loan Agreement, including without limitation any Term Loans funded on or after the date hereof, as of the date hereof, and with effect from (and including) the date hereof, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Existing Loan Agreement, as amended by this Amendment, and the other Loan Documents, and (4) agrees that the Existing Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)          This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrowers’ Secured Obligations under or in connection with the Existing Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(b)           Conditions. For purposes of determining compliance with the conditions specified in Section 3, Lenders that have signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless Agent shall have received notice from Lenders prior to the date hereof specifying its objection thereto.

(c)           Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or the transactions thereunder or related thereto. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d)           No Reliance. Borrowers hereby acknowledge and confirm to Agent and Lenders that each such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)           Costs and Expenses. Borrowers agree to pay to Agent on the date hereof the out-of-pocket costs and expenses of Agent and Lenders party hereto, and the fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f)            Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)           Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)           Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)            Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)            Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)           Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(l)            Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

BICYCLE THERAPEUTICS PLC

Signature:	/s/ Kevin Lee

Print Name:	Kevin Lee

Title:	Director

BICYCLETX LIMITED

Signature:	/s/ Kevin Lee

Print Name:	Kevin Lee

Title:	Director

BICYCLERD LIMITED

Signature:	/s/ Kevin Lee

Print Name:	Kevin Lee

Title:	Director

BICYCLE THERAPEUTICS INC.

Signature:	/s/ Lee Kalowski

Print Name:	Lee Kalowski

Title:	President

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to Second Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

HERCULES FUNDING IV LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

HERCULES PRIVATE CREDIT FUND I L.P.

By:	Hercules Private Global Venture Growth Fund GP I LLC, its general partner

By:	Hercules Adviser LLC, its sole member

Signature:	/s/ Seth Meyer

Print Name:	Seth Meyer

Title:	Authorized Signatory

[Signature Page to Second Amendment to Loan and Security Agreement]

SCHEDULE 1.1

COMMITMENTS

LENDERS	Tranche 1A Commitment	Tranche 1B Commitment	Tranche 3 Commitment*		TERM COMMITMENT*		HMRC Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)[1]
Hercules Capital, Inc.	$15,000,000	$0	$45,000,000	*	$60,000,000	*	[***] United States
Hercules Funding IV LLC	$0	$9,000,000	$0		$9,000,000		[***] United States
Hercules Private Credit Fund I L.P.	$0	$6,000,000	$0		$6,000,000
TOTAL COMMITMENTS	$15,000,000	$15,000,000	$45,000,000	*	$75,000,000	*

*Funding of Tranche 3 is subject to approval by Lenders’ investment committee in its sole discretion

1 Each of these must be included if the Lenders who are party to this Agreement at the date of this Agreement hold a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.